Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Frontier Communications Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-158391 and 333-58044), and on Form S-8 (Nos. 333-167932, 333-159508, 333-151248, 333-151247, 333-151246, 333-151245, 333-142636, 33-91054, 333-71821, 333-71597, 333-71029, 333-61432, 333-42972 and 33-48683), of Frontier Communications Corporation (the Company) and subsidiaries of our reports dated February 25, 2011 with respect to the consolidated balance sheets of Frontier Communications Corporation as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Frontier Communications Corporation. Our report on the effectiveness of internal control over financial reporting as of December 31, 2010 contains an explanatory paragraph that states that the Company acquired certain defined assets and liabilities of the local exchange business and related landline activities of Verizon Communications, Inc. (the Acquired Business) during 2010 and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, the Acquired Business’ internal control over financial reporting associated with assets and revenues of $4.3 billion (24% of assets) and $1.5 billion  (40% of revenue), respectively, included in the consolidated financial statements of the Company as of and for the year ended December 31, 2010. Our audit of internal control over financial reporting of Frontier Communications Corporation also excluded an evaluation of internal control over financial reporting of those assets and revenues of the Acquired Business.

/s/ KPMG LLP

Stamford, Connecticut
February 25, 2011